EXECUTION COPY

AMENDMENT NO. 3

AMENDMENT NO. 3 dated as of September 30, 2008 (this “Agreement”) between MORRIS PUBLISHING GROUP, LLC (the “Borrower”), MORRIS COMMUNICATIONS COMPANY, LLC (“MCC”), the SUBSIDIARY GUARANTORS party hereto (the “Subsidiary Guarantors”), MORRIS COMMUNICATIONS HOLDING COMPANY, LLC (“Holdings”), the Lenders executing this Agreement on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders party to the Credit Agreement referenced below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, MCC, the lenders party thereto and the Administrative Agent are parties to a Credit Agreement dated as of December 14, 2005 (as amended by Amendment No. 1 and Amendment No. 2 and Waiver thereto and as otherwise modified and supplemented and in effect immediately prior to the effectiveness of this Agreement, the “Credit Agreement”). The parties hereto wish now to amend the Credit Agreement and the Security and Guarantee Agreement and the Pledge Agreement (each as defined therein and, collectively, the “Transaction Documents”) in certain respects, and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the date hereof, the Transaction Documents shall be amended as follows:

2.01. References Generally. References in each Transaction Document (including references to such Transaction Document as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to such Transaction Document as amended hereby. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.02. Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by (i) amending the following definitions in their entirety (to the extent such definitions are already included in said Section 1.01) and (ii) adding the following definitions in the appropriate alphabetical location (to the extent such definitions are not already included in said Section 1.01):

“Affiliate” means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 20% or more of the voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual (other than William S. Morris III) shall be an Affiliate solely by reason of his or her being a director, officer or employee of MCC or any of its Restricted Subsidiaries and (b) no sibling of William S. Morris III shall be an Affiliate solely by reason of his or her being such a sibling.

“Amendment No. 3 Effective Date” means the date of Amendment No. 3 hereto.

“Applicable Rate” means, for any day, with respect to the commitment fees payable hereunder, or with respect to any Type of Revolving Credit Loan or Tranche A Term Loan, the rate per annum set forth below under the caption “ABR” or “Eurodollar” for the applicable Class, or “Commitment Fee”, respectively, based upon the Cash Flow Ratio as of the most recent determination date:

	Revolving Credit Loans and Tranche A Term Loans
Cash Flow Ratio	ABR	Eurodollar	Commitment Fee
Greater than or equal to 5.50 to 1	1.500%	2.500%	0.500%
Less than 5.50 to 1 but greater than or equal to 5.00 to 1	1.250%	2.250%	0.500%
Less than 5.00 to 1 but greater than or equal to 4.50 to 1	1.125%	2.125%	0.500%
Less than 4.50 to 1 but greater than or equal to 4.00 to 1	1.000%	2.000%	0.500%
Less than 4.00 to 1	0.925%	1.925%	0.500%

-provided that, for any day after March 31, 2009, each rate per annum set forth above under the captions “ABR” and “Eurodollar” shall be increased by 0.500%. For purposes of the foregoing, (i) the Cash Flow Ratio shall be determined as of the end of each fiscal quarter of MCC’s fiscal year based upon MCC’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Cash Flow Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Cash Flow Ratio shall be deemed to be in the highest category indicated above (A) at any time that an Event of Default has occurred and is continuing and (B) if MCC fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

The Applicable Rate for Revolving Credit Loans, Tranche A Term Loans and Commitment Fees, until the delivery of MCC’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) for the fiscal quarter ending September 30, 2006, shall not be lower than the rates set forth above for a Cash Flow Ratio of less than 5.50 to 1 but greater than or equal to 5.00 to 1.

“Cash Flow” means, for any period, the sum, for MCC and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:  (a) net operating income for such period, calculated before federal, state and local income taxes, Interest Expense, extraordinary and unusual items (other than any one-time charges related to start-up expenses for the shared services center and business and technology platform), income or loss attributable to equity in Affiliates and Other Income, it being understood that the first $1,000,000 of Other Rental Income for any period shall be included in “net operating income”, plus (b) non-cash items for such period, including, without limitation, depreciation and amortization, impairment charges with respect to goodwill and other intangibles, unrealized gains or losses on financial instruments (such as contemplated by FAS 133), non-cash financing losses on the extinguishment of debt and the non-cash portion of post-retirement benefits (to the extent deducted in determining net operating income), plus (c) non-recurring cash severance charges for such period not exceeding $5,000,000 in the aggregate during the period commencing on July 1, 2008 through the term of this Agreement. MCC and its Restricted Subsidiaries shall be permitted to add back for any period ending on or prior to December 31, 2006, up to $2,500,000 of hurricane related expenses and losses (including lost revenue). In determining “net operating income” for any period, there shall be excluded from expenses the aggregate amount of Special Deferred Compensation for such period.

Notwithstanding the foregoing, in determining Cash Flow as at any date with respect to any period, appropriate adjustments shall be made to take into account the effect of any acquisition or Disposition during such period (or thereafter through such date) involving aggregate consideration in excess of $1,000,000, as if such acquisition or Disposition had occurred on the first day of such period.

“Disposition” means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by MCC or any of its Restricted Subsidiaries to any Person, including any Casualty Event, but excluding any sale, assignment, transfer or other disposition of (a) any Property sold or disposed of in the ordinary course of business and on ordinary business terms and (b) any Property in an aggregate amount of less than $1,000,000.

“Fixed Charge Coverage Ratio” means, as at any date of determination, the ratio of (a) Cash Flow for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) the sum (without duplication) of (i) the amount, if any, by which the aggregate principal amount of Revolving Credit Loans outstanding hereunder at the beginning of such period shall exceed the aggregate amount of the Revolving Credit Commitments scheduled to be in effect at the end of such period after giving effect to any reductions of such Commitments scheduled to occur during such period pursuant to Section 2.06 plus (ii) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any other Indebtedness made during such period (including the Term Loans and the principal component of any payments in respect of Capital Lease Obligations, but excluding (u) the final installment of principal of the Term Loans, (v)

any prepayments pursuant to Section 2.08, (w) any Indebtedness of the type described in clause (c) or (f) of the definition of such term in this Section 1.01, except to the extent MCC and its Restricted Subsidiaries have made payments in respect of the principal thereof during such period, (x) the final installment of principal of any Indebtedness permitted hereunder that is secured by the aircraft assets of MCC and its Subsidiaries or Swingline Indebtedness, (y) any payments on Intercompany Indebtedness and (z) for any such period of four fiscal quarters ending on December 31, 2008 or March 31, 2009, any payments of principal made by the Borrower pursuant to Section 2.07(a)(ii)) plus (iii) all Interest Expense for such period plus (iv) income taxes for such period (excluding, however, taxes attributable to (1) the Proposed Disposition (as defined in the Amendment No. 2 and Waiver hereto) to the extent proceeds with respect to such Proposed Disposition are not included in Cash Flow, (2) Unrestricted Subsidiaries to the extent paid by such Unrestricted Subsidiaries, (3) any Disposition to the extent proceeds with respect to such Disposition are not included in Cash Flow and (4) Indebtedness repurchased) plus (v) Restricted Payments made in cash during such period plus (vi) Capital Expenditures for such period, excluding (x) Capital Expenditures funded by Capital Expenditure Contributions made during the twelve month period ending on or most recently ended prior to such date (as contemplated by the definition of such term in this Section 1.01) and (y) Capital Expenditures related to start-up expenses for the shared services center and business and technology platform, provided that (i) the aggregate amount of such charges and expenses that may be so excluded shall not exceed $7,500,000 for any period ending on or before December 31, 2006 and (ii) no such charges and expenses may be excluded for any period ending after December 31, 2006.

“Intercompany Indebtedness” means Indebtedness of any Loan Party owing to MCC or any Restricted Subsidiary of MCC.

“June 30, 2009 Financial Statements Delivery Date” means the earlier of (x) August 29, 2009 and (y) the date of delivery of MCC’s consolidated financial statements for the fiscal quarter ending on June 30, 2009 pursuant to Section 5.01(a).

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“March 31, 2009 Financial Statements Delivery Date” means the earlier of (x) May 30, 2009 and (y) the date of delivery of MCC’s consolidated financial statements for the fiscal quarter ending on March 31, 2009 pursuant to Section 5.01(a).

“Mortgages” means, collectively, one or more instruments of Mortgage, Deeds of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by an Obligor in favor of the Administrative Agent and the Lenders (or in favor of a trustee for the benefit of the Administrative Agent and the Lenders) and covering the properties and leasehold interests identified in Schedule VI that are to be subject to the Lien of a Mortgage and any other mortgage, deed of trust, deed to secure debt or any other agreement evidencing a real property security interest in favor of the Lenders delivered in connection with the Loan Documents.

“Restricted Payment” means, collectively, (a) all distributions of MCC and its Restricted Subsidiaries (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any ownership interest in MCC or any of its Subsidiaries or of any warrants, options or other rights to acquire any such ownership interest (or to make any payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to fair market or equity value of MCC or any of its Subsidiaries) and (b) any payments made by MCC or the Borrower to any holders of any equity interests in MCC or the Borrower that are designed to reimburse such holders for the payment of any Taxes attributable to the operations of MCC and its Subsidiaries.

“Security Documents” means, collectively, the Security and Guarantee Agreement, the Mortgages, the Pledge Agreement and any other collateral agreement, intercreditor agreement, license or sub-license agreement or account control agreement delivered in connection with the Loan Documents, and all Uniform Commercial Code financing statements required by such documents to be filed with respect to the security interests in personal property and fixtures created pursuant to such documents.

“Subordinated Indebtedness” means, collectively, (a) Indebtedness of the Loan Parties in respect of the 2003 Senior Subordinated Notes and (b) other Indebtedness that is subordinated to the obligations of the Obligors under this Agreement and the other Loan Documents.

2.03. Deletion of Definitions of “Excluded Property”, “Excluded Property Guarantee” and Savannah Disposition. Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Excluded Property”, “Excluded Property Guarantee” and “Savannah Disposition” contained therein.

2.04. Removal of References to “Excluded Property” and “Excluded Property Guarantee”.

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence of each of the definitions of “Indebtedness” and “Investments” contained therein.

(b) The second paragraph of Section 5.07 of the Credit Agreement is hereby amended by deleting the parenthetical “(other than Liens on Excluded Property)” contained therein.

(c) Section 6.01(c)(v) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(v) [Intentionally deleted.];”

(d) Section 6.02(n) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(n) [Intentionally deleted.];”

(e) The first paragraph of Section 4 of the Security and Guarantee Agreement is hereby amended by deleting the words  “excluding the Excluded Property,” contained therein.

(f) Section 4.04(4) of the Pledge Agreement is hereby amended by deleting the words “and any distributions of Excluded Property” contained therein.

2.05. Scheduled Termination and Reduction of Commitments. Section 2.06(a) of the Credit Agreement is hereby amended by replacing the heading thereto with the heading “Scheduled Termination and Reduction of Commitments” and adding the following new sentences at the end thereof:

“In addition, the Revolving Credit Commitments shall be automatically ratably reduced to $100,000,000 effective on the Amendment No. 3 Effective Date. Concurrently with any such reduction in the Revolving Credit Commitments, the Borrower shall prepay Revolving Credit Loans in accordance with Section 2.08 to the extent necessary so that, after giving effect to such reduction, the total Revolving Credit Exposures do not exceed the total Revolving Credit Commitments.”

2.06. Incremental Term Loans. Section 2.01(c) of the Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:

“Anything in this Agreement to the contrary notwithstanding, unless the Required Lenders shall otherwise agree, the Borrower shall not have the right to request or borrow any Incremental Term Loans.”

2.07. Requests for Borrowings.

(a) Section 2.03(a) of the Credit Agreement is hereby amended by replacing the subclause “(ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing” contained therein with “(ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing”.

(b) Section 2.03(b) of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (v) thereof, replacing the “.” at the end of clause (vi) thereof with “; and” and adding the following new clause (vii) at the end thereof:

“(vii) a certification that after giving effect to such Borrowing the total Revolving Credit Exposures, together with the aggregate amount of Swingline Indebtedness, does not exceed the total Revolving Commitments.”

2.08. Commitment Increases. Section 2.06(e) of the Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:

“Anything in this Agreement to the contrary notwithstanding, unless the Required Lenders shall otherwise agree, the Borrower shall not have the right to request or increase the total aggregate amount of the Revolving Credit Commitments hereunder.”

2.09. Mandatory Prepayments. Section 2.08 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 2.08. Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. Any prepayment of the Term Loans shall be applied to the respective Term Loans of each Class ratably in accordance with the respective outstanding principal amounts thereof and to the installments thereof ratably in accordance with the respective principal amounts thereof.

(b) Mandatory Prepayments. The Borrower will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, as follows:

(i) Dispositions. No later than five Business Days after the occurrence of any Disposition, the Borrower will deliver to the Lenders a statement, certified by a senior officer of the Borrower, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Proceeds of such Disposition and, to the extent the Net Proceeds from such Disposition (when taken together with the aggregate amount of Net Proceeds from all other such Dispositions for which a prepayment has not yet been made under this Section 2.08(b)(i)) shall exceed $5,000,000, the Borrower shall prepay the Loans, and the Commitments shall be subject to automatic reduction, as follows:

(A) concurrently with the delivery of such statement, in an aggregate amount equal to 100% of the Net Proceeds of such Dispositions so received by MCC and its Subsidiaries; and

(B) thereafter, quarterly, on the date of the delivery by the Borrower to the Lenders pursuant to Section 5.01 of financial statements for each quarterly fiscal period, to the extent MCC or any of its Subsidiaries shall receive Net Proceeds during such quarterly fiscal period under deferred payment arrangements or Investments entered into or received in connection with any Disposition, an amount equal to (x) 100% of the aggregate amount of such Net Proceeds minus (y) any transaction expenses associated with such Disposition and not previously deducted in the determination of Net Proceeds plus (or minus, as the case may be) (z) any other adjustment received (or paid) by MCC or such Subsidiary pursuant to the respective agreements, if any, giving rise to such Disposition and not previously taken into account in the determination of the Net Proceeds of such Disposition, provided that, if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this clause (B) with respect to any quarterly fiscal period the aggregate amount of such Net Proceeds received shall aggregate an amount that will require a prepayment of $5,000,000 or more under this clause (B) with respect to such quarterly fiscal period, then the Borrower shall immediately make a prepayment under this clause (B) in an amount equal to such required prepayment.

Prepayments of Loans and reductions of Commitments shall be effected in each case in the manner and to the extent specified in clause (v) of this Section 2.08(b). Nothing in this Section 2.08(b)(i) shall be deemed to limit the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to Section 9.02(b) for any Disposition described above not otherwise permitted under this Agreement.

(ii) Equity Issuance. Upon any Equity Issuance (other than an Equity Issuance by a Restricted Subsidiary of MCC to MCC or another Restricted Subsidiary of MCC), the Borrower will deliver to the Lenders a statement, certified by a senior officer of the Borrower, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Proceeds thereof and the Borrower shall prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Proceeds of such Equity Issuance, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (v) of this Section 2.08(b). Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this Section 2.08(b) until such time as the aggregate Net Proceeds received by it with respect to all such Equity Issuances made by it after the date hereof shall exceed $5,000,000.

(iii) Change of Control. Upon the occurrence of any “change of control” as defined under the 2003 Senior Subordinated Notes, the Borrower shall prepay the outstanding principal amount of all Loans, and all of the Commitments shall terminate.

(iv) Maximum Cash Balances. If MCC and its Subsidiaries shall maintain Cash and Cash Equivalents in excess of $15,000,000 in the aggregate as of the close of business (New York time) on any Business Day, MCC shall, not later 12:00 noon (New York time) on the next succeeding Business Day, prepay the outstanding Revolving Credit Loans in an aggregate amount not less than the amount of such excess.

(v) Application. Prepayments and/or reductions of Commitments pursuant to this paragraph (other than prepayments pursuant to clause (iv) of this paragraph) shall be applied as follows:

first, to the prepayment of the outstanding Term Loans, ratably in accordance with the respective principal amounts thereof, and to the installments thereof ratably in accordance with the respective principal amounts thereof, and second, following the prepayment in full of all outstanding amounts of Term Loans to the prepayment of the Revolving Credit Loans (and to the simultaneous reduction of the Revolving Credit Commitments or, to the extent the Revolving Credit Loans shall have been paid in full, the Revolving Credit Commitments shall be automatically reduced by an amount equal to the amount of such required prepayment).

(c) Notices, Etc. Except for prepayments pursuant to clause (iv) of Section 2.08(b), the Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(c).”

2.10. Financial Statements and Other Information. Section 5.01 of the Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:

“MCC and the Borrower will, promptly after the delivery of the financial statements pursuant to paragraphs (a) and (b) above and at reasonable times and upon reasonable advance notice, host an update call with the Lenders to discuss said financial statements and the business, operations and strategic plan of MCC and its Subsidiaries.”

2.11. Certain Obligations Respecting Restricted Subsidiaries. The second sentence of Section 5.07 of the Credit Agreement is hereby amended by replacing the parenthetical “(other than to MCC or another Restricted Subsidiary)” contained therein with “(other than to any Loan Party)”.

2.12. Further Assurances. The last paragraph of Section 5.08 of the Credit Agreement is hereby amended to read in its entirety as follows:

“If any Obligor shall acquire or, in the case of any real property located in the State of Florida, own any real property interest, including improvements, after the Effective Date having a fair market value of $3,000,000 or more (or shall make improvements upon any existing real property interest resulting in the fair market value of such interest together with such improvements being equal to $3,000,000 or more), then (subject, in the case of any such interest that is a leasehold interest, to the delivery by the relevant landlords of any required landlord consent and memoranda of lease for recording in the appropriate county land office) it will (or, as applicable, will cause the respective Obligor holding such real property interest to) execute and deliver in favor of the Administrative Agent a mortgage, deed of trust or deed to secure debt (as appropriate for the jurisdiction in which such respective real property is situated) pursuant to which such Obligor will create a Lien upon such real property interest (and improvements) in favor of the Administrative Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Interest Rate Protection Agreement entered into with the Borrower) as collateral security for the obligations of the Obligors hereunder and under the Security Documents, and will deliver (or, or in case of landlords’ consents, will use its best efforts to cause the relevant landlords to deliver) such opinions of counsel, landlords’ consents, and title insurance policies as the Administrative Agent shall reasonably request in connection therewith, provided that, with respect to any real property interest in the State of Florida (i) the foregoing requirements shall not be required to be satisfied until the date 60 days (or up to 120 days if so extended at the sole discretion of the Administrative Agent) after the Amendment No. 3 Effective Date, (ii) MCC and its Subsidiaries shall not be required to take (and the Administrative Agent and the Lenders agree not to take) any action resulting in the payment of any mortgage filing taxes to the State of Florida (or any Governmental Authority thereof) until March 31, 2009 and (iii) if applicable, the Administrative Agent may in its sole discretion reduce the amount of the obligations of the Obligors hereunder that are secured by any such Lien in order to reduce the amount of any mortgage recording taxes payable to the State of Florida (or any Governmental Authority thereof) in respect of such Lien.”

2.13. Prohibition of Fundamental Changes.

(a) Section 6.01(c)(i) of the Credit Agreement is hereby amended by replacing the subclause “(y) MCC or any other Restricted Subsidiary” contained therein with “(y) MCC or any other Restricted Subsidiary so long as the survivor company shall be a Loan Party”.

(b) Section 6.01(c)(ii) of the Credit Agreement is hereby amended by replacing each reference to “Affiliate” contained therein with “Affiliate that is not a Loan Party”.

(c) Section 6.01(c)(iii) of the Credit Agreement is hereby amended by adding the words “, provided that any such sale, lease, transfer or other disposition to an Affiliate that is not a Loan Party shall satisfy the requirements of Section 6.09” at the end thereof.

(d) The last “proviso” paragraph of Section 6.01(c)(iv) of the Credit Agreement is hereby amended to read in its entirety as follows:

“provided that (X) no acquisition may be made under this clause (iv) unless at the time thereof, and after giving effect thereto, no Default shall have occurred and shall be continuing, (Y) other than any such acquisitions identified on Schedule VII hereto in respect of which MCC or any of its Restricted Subsidiaries has on the Amendment No. 3 Effective Date an obligation (contingent or otherwise) to consummate such acquisition at a later date, the aggregate consideration paid in connection with all such acquisitions consummated after the Amendment No. 3 Effective Date shall not exceed $5,000,000 and (Z) the Borrower shall not be required to deliver the agreements, environmental surveys and pro forma calculations otherwise required by the foregoing clauses (x), (y) and (z) unless requested by the Administrative Agent;”

(e) Section 6.01(c)(vi) of the Credit Agreement is hereby amended by adding the words “, provided that any such sale, transfer or other disposition to an Affiliate that is not a Loan Party shall satisfy the requirements of Section 6.09” at the end thereof.

(f) Section 6.01(c)(vii) of the Credit Agreement is hereby amended by adding the following new clause (u) immediately before clause (v) thereof:

“(u) any such sale, transfer or other disposition to an Affiliate that is not a Loan Party shall satisfy the requirements of Section 6.09,”

Section 6.01(c)(viii) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(viii) MCC and its Restricted Subsidiaries may sell, transfer or otherwise dispose of assets relating to its outdoor advertising business; provided that,

(w) both immediately prior to such sale, transfer or other disposition and, after giving effect thereto, no Default shall have occurred and be continuing;

(x) unless the Required Lenders shall otherwise agree, at least 90% of the consideration for such Disposition shall be paid in cash;

(y) such sale, transfer or other disposition shall be made for fair market value; and

(z) such sale, transfer or other disposition to an Affiliate that is not a Loan Party shall satisfy the requirements of Section 6.09.”

(h) Section 6.01 of the Credit Agreement is hereby amended by adding the following new clause (d) at the end thereof:

“(d) Mandatory Transaction. Notwithstanding the foregoing provisions of this Section, MCC shall, and/or, as applicable, shall cause its relevant Restricted Subsidiaries to:

(i) on or prior to the March 31, 2009 Financial Statements Delivery Date, enter into a binding letter of intent to enter into a transaction the consummation of which would either (X) require the prepayment in full of all obligations under the Loan Documents and the termination of all Commitments hereunder or (Y) generate proceeds sufficient to either prepay in full all obligations under the Loan Documents and terminate all Commitments hereunder or purchase an assignment of all Loans and Commitments at par; provided that (A) MCC shall provide prompt notice to the Lenders of its entry into any such letter of intent, (B) to the extent any such transaction is to be a Disposition, such Disposition (both as contemplated by such letter of intent and when actually consummated) shall meet the requirements set forth in clauses (w), (x), (y) and (z) of Section 6.01(c)(viii) irrespective of whether such Disposition relates to the outdoor business and (C) in the case of the foregoing clause (Y), MCC or the relevant Restricted Subsidiary, as applicable, shall have delivered an irrevocable notice and agreement to the Lenders on or prior to entering into any such letter of intent wherein MCC or such Restricted Subsidiary shall agree to make such prepayment and termination or purchase such assignment, as the case may be, immediately upon the consummation of such transaction; and

(ii) either (x) cause such letter of intent (and, as applicable, the irrevocable notice and agreement delivered pursuant to subclause (C) of the proviso to the foregoing clause (i)) to remain in full force and effect until the March 31, 2009 Financial Statements Delivery Date or (y) consummate such transaction on or prior to the March 31, 2009 Financial Statements Delivery Date.”

2.14. Limitation on Liens.

(a) Section 6.02(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(i) [Intentionally deleted.];”

(b) Section 6.02(m) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(m) additional Liens in existence immediately prior to the Amendment No. 3 Effective Date securing Indebtedness in an aggregate amount up to but not exceeding $10,000,000;”

2.15. Indebtedness. Section 6.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.03. Indebtedness

MCC will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

(a) Indebtedness to the Lenders hereunder;

(b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule II hereto;

(c) (x) Intercompany Indebtedness and (y) Indebtedness of any Subsidiary of MCC that is not a Loan Party that constitutes an Investment permitted under Section 6.04(e) or (g);

(d) Indebtedness in respect of the 2003 Senior Subordinated Notes in an aggregate principal amount not exceeding $279,000,000;

(e) [Intentionally deleted.];

(f) [Intentionally deleted.];

(g) [Intentionally deleted.];

(h) [Intentionally deleted.];

(i) [Intentionally deleted.];

(j) any Indebtedness of the type described in clause (f) of the definition of such term in Section 1.01 outstanding immediately prior to the Amendment No. 3 Effective Date up to but not exceeding $10,000,000 in the aggregate at any one time outstanding;

(k) Indebtedness of the Borrower or MCC in an aggregate amount not exceeding $10,000,000;

(l) Indebtedness in respect of Capital Lease Obligations permitted to be incurred under Sections 6.01(c)(vii) and 6.05(f); and

(m) additional Indebtedness of MCC or any Restricted Subsidiary to any Person other than an Affiliate up to but not exceeding $10,000,000 in aggregate principal amount at any one time outstanding.”

2.16. Investment Section 6.04 the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.04. Investments. MCC will not, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Part B of Schedule IV hereto;

(b) Cash and Cash Equivalents;

(c) Investments in Loan Parties;

(d) Interest Rate Protection Agreements in the ordinary course of business and not for speculative purposes;

(e) (x) Investments in existence on the Amendment No. 3 Effective Date in Subsidiaries of MCC that are not Loan Parties up to but not exceeding $35,000,000 in the aggregate, (y) Investments in existence on the Amendment No. 3 Effective Date and identified in Part D of Schedule IV hereto in Persons that are neither MCC nor Subsidiaries of MCC and (z) other Investments in existence on the Amendment No. 3 Effective Date in Persons that are neither MCC nor Subsidiaries of MCC up to but not exceeding $1,000,000 individually and $5,000,000 in the aggregate; provided that in the case of each of the foregoing clauses (x), (y) and (z) no such Investment shall be made after the Amendment No. 3 Effective Date;

(f) loans to Shivers in an aggregate amount at any one time not exceeding $12,500,000; provided that no such loan shall be made after the Amendment No. 3 Effective Date at any time when a Default has occurred and is continuing; and

(g) additional working capital Investments in the ordinary course of business in Subsidiaries of MCC that are not Loan Parties in an aggregate amount at any time not exceeding $6,000,000.

For purposes of clauses (f) and (g) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (i) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (ii) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.”

2.17. Restricted Payments. Section 6.05 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.05. Restricted Payments. MCC will not, nor will it permit any of its Restricted Subsidiaries to, declare or make any Restricted Payment at any time, except that, so long as at the time thereof and after giving effect thereto (and to any concurrent incurrence of any Indebtedness) no Default or Event of Default shall have occurred and be continuing:

(a) [Intentionally deleted.];

(b) [Intentionally deleted.];

(c) [Intentionally deleted.];

(d) MCC may make payments to Holdings and Shivers pursuant to the Tax Consolidation Agreements;

(e) MCC may make Restricted Payments to officers and other executive employees of MCC and its Subsidiaries to the extent constituting Special Deferred Compensation;

(f) [Intentionally deleted.];

(g) MCC may make Restricted Payments in respect of one or more employee compensation plans (including “phantom stock” payments referred to in the definition of the term “Restricted Payments” in Section 1.01) maintained for employees of MCC and its Restricted Subsidiaries so long as the aggregate amount of such Restricted Payments made in any single fiscal year shall not exceed $1,500,000 and the aggregate amount of such Restricted Payments made during the period commencing on the Effective Date through the term of this Agreement shall not exceed $10,000,000;

(h) [Intentionally deleted.]; and

(i) any Subsidiary of MCC may make Restricted Payments to any Loan Party.

Nothing herein shall be deemed to prohibit the payment of dividends or other distributions in respect of equity by any Subsidiary of MCC to any Loan Party (or, in the case of any Subsidiary of MCC that is not a Loan Party, to each holder of ownership of such Subsidiary on a pro rata basis based on their relative ownership interests (or on a basis more favorable to the Loan Parties)).”

2.18. Cash Flow Ratios. Section 6.06(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(a) Cash Flow Ratios. MCC will not permit the Cash Flow Ratio and the Senior Cash Flow Ratio to exceed the following respective amounts at any time during the following respective periods:

Period	Cash Flow Ratio	Senior Cash Flow Ratio

From the Effective Date through but excluding June 30, 2007	6.00 to 1	4.00 to 1

From and including June 30, 2007 through but excluding September 30, 2008	6.50 to 1	3.50 to 1

From and including September 30, 2008 through but excluding December 31, 2008	8.25 to 1	3.50 to 1

From and including December 31, 2008 through but excluding the June 30, 2009 Financial Statements Delivery Date	9.50 to 1	3.50 to 1

At all times after and including the June 30, 2009 Financial Statements Delivery Date”	5.50 to 1	3.50 to 1

2.19. Interest Coverage Ratio. Section 6.06(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(c) Interest Coverage Ratio. MCC will not permit the Interest Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

Period	Interest Coverage Ratio

From the Effective Date through but excluding June 30, 2007	2.25 to 1

From and including June 30, 2007 through but excluding December 31, 2008	1.75 to 1

From and including December 31, 2008 through but excluding the June 30, 2009 Financial Statements Delivery Date	1.50 to 1

At all times after and including the June 30, 2009 Financial StatementsDelivery Date”	2.50 to 1

2.20. Deletion of “Permitted Indebtedness” and Removal of References Thereto.

(a) Section 6.07 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.07. [Intentionally deleted.]”

(b) The definition of “Incremental Term Loan Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “, together with any Permitted Indebtedness incurred in accordance with Section 6.07(a)(A)” contained therein.

(c) The definitions of “Permitted Indebtedness” and “Satisfactory Terms of Subordination” in Section 1.01 of the Credit Agreement are hereby deleted.

(d) The definition of “Total Senior Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “and any Permitted Indebtedness that has been issued upon Satisfactory Terms of Subordination” contained therein.

(e) Clause (x) of the last paragraph of Section 2.01(c) is hereby amended to read in its entirety as follows:

“(x) [Intentionally deleted],”

(f) Section 2.06(e) of the Credit Agreement is hereby amended by deleting the words “and the aggregate amount of Permitted Indebtedness incurred in accordance with Section 6.07(a)(A)” contained in clause (iv) of the proviso thereof.

(g) Section 2.08(b)(iii) of the Credit Agreement is hereby amended by deleting the words “and any other Permitted Indebtedness” contained therein.

(h) Section 6.10 of the Credit Agreement is hereby amended by deleting the words “or any Permitted Indebtedness” contained therein.

(i) Clause (y) of the proviso to Section 5 of the Pledge Agreement is hereby amended to read in its entirety as follows:

“(y) that in no event shall the sum of the aggregate amount of Incremental Term Loans and the aggregate amount of increases in Revolving Credit Commitments effected pursuant to Section 2.06(e) of the Credit Agreement, together with the aggregate amount of Indebtedness incurred pursuant to this Section 5, exceed $350,000,000.”

2.21. Transactions with Affiliates. Section 6.09 of the Credit Agreement is hereby amended by replacing each reference to “Affiliate” contained in clauses (a), (b), (c) and (d) therein with “Affiliate that is not a Loan Party”.

2.22. Designation of Unrestricted Subsidiaries, Etc. Section 6.11 of the Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:

“Anything in this Agreement to the contrary notwithstanding, unless the Required Lenders shall otherwise agree, (i) MCC shall not be permitted to designate any Subsidiary as an “Unrestricted Subsidiary” and (ii) any Subsidiary designated as an “Unrestricted Subsidiary” prior to the Amendment No. 3 Effective Date shall be automatically deemed to be a “Restricted Subsidiary” as of the Amendment No. 3 Effective Date for all purposes of this Agreement.”

2.23. Designated Senior Debt. Section 6.12 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety.

2.24. Subordinated Indebtedness. The following new Section 6.14 shall be added immediately after Section 6.13 of the Credit Agreement:

“Section 6.14  Subordinated Indebtedness. Anything in this Agreement to the contrary notwithstanding, MCC will not, nor will it permit any of its Restricted Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments, prepayments or redemptions of interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness.”

2.25. Events of Defaults. Clause (d) of Article VII of the Credit Agreement is hereby amended by (i) removing the reference to “6.07” contained therein and (ii) deleting the words “after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent)” contained therein.

2.26. Schedule of Acquisition Obligations. The Credit Agreement is hereby amended by adding a new Schedule VII thereto in the form of Annex A hereto.

2.27. Schedule of Investments in Existence on the Amendment No. 3 Effective Date. Schedule IV to the Credit Agreement is hereby amended by adding a new Part D thereto in the form of Annex B hereto.

Section 3. Representations and Warranties. Each of the Borrower, MCC, Holdings and the Subsidiary Guarantors represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, that (i) the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and complete as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), (ii) the only Indebtedness designated as “Designated Senior Debt” under and as defined in the 2003 Senior Subordinated Notes is the Indebtedness under the Loan Documents and the Indebtedness identified on Annex C hereto and (iii) immediately before and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective as of the date hereof upon the satisfaction of the following conditions:

(i) Execution. The Administrative Agent shall have received executed counterparts of this Agreement from the Borrower, MCC, each Subsidiary Guarantor, Holdings and the Required Lenders.

(ii) Amendment Fee. The Administrative Agent shall have received for the account of each Lender that, not later than 5:00 p.m. New York City time on September 30, 2008 (the “Final Consent Time”), shall have executed a counterpart of this Agreement and delivered the same to the Administrative Agent, an upfront fee in an amount equal to 0.25% of the Commitment of such Lender under the Credit Agreement (determined at the Final Consent Time as if the effectiveness of this Agreement shall have occurred at the Final Consent Time).

(iii) Expenses. The Borrower shall have paid in full the costs, expenses and fees as set forth in Section 9.03 of the Credit Agreement (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent).

Section 5. Security Documents. Each of the Borrower, MCC, Holdings and the Subsidiary Guarantors (a) confirms its obligations under the Security and Guarantee Agreement, the Pledge Agreement, the Mortgages and the other Security Documents, as applicable, and (b) confirms that its obligations under this Agreement and the Transaction Documents as modified hereby are entitled to the benefits of the guarantees and the pledges, as applicable, set forth in the Security and Guarantee Agreement, the Pledge Agreement, the Mortgages and the other Security Documents.

Section 6. Miscellaneous. This Agreement shall be limited as written and nothing herein shall be deemed to constitute a waiver of any other term, provision or condition of any Transaction Document or any other Loan Document in any other instance than as set forth herein or prejudice any right or remedy that the Administrative Agent or any Lender may have or may in the future have under the Credit Agreement or any other Loan Document. Except as herein provided, each of the Transaction Documents and the other Loan Documents shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

MORRIS PUBLISHING GROUP, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

MORRIS COMMUNICATIONS COMPANY, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

MORRIS COMMUNICATIONS HOLDING COMPANY, LLC

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

MORRIS PUBLISHING FINANCE CO.
YANKTON PRINTING COMPANY
BROADCASTER PRESS, INC.
THE SUN TIMES, LLC
HOMER NEWS, LLC
LOG CABIN DEMOCRAT, LLC
ATHENS NEWSPAPERS, LLC
SOUTHEASTERN NEWSPAPERS COMPANY, LLC
STAUFFER COMMUNICATIONS, INC.
FLORIDA PUBLISHING COMPANY
THE OAK RIDGER, LLC
MPG ALLEGAN PROPERTY, LLC
MPG HOLLAND PROPERTY, LLC
MCC RADIO, LLC
MCC OUTDOOR, LLC
MCC MAGAZINES, LLC
MCC EVENTS, LLC
HIPPODROME, LLC
BEST READ GUIDES FRANCHISE COMPANY, LLC
MORRIS VISITOR PUBLICATIONS, LLC
BEST READ GUIDES OF NEVADA, LLC
MORRIS BOOK PUBLISHING, LLC
THE LYONS PRESS, INC.
MORRIS AIR, LLC
MCC HARBOUR CONDO, LLC
MCC CUTTER COURT, LLC
MORRIS DIGITAL WORKS, LLC
MSTAR SOLUTIONS, LLC
MVP FRANCE, LLC
MVP GLOBAL, LLC
SOUTHWESTERN NEWSPAPERS COMPANY, L.P.

By: /s/ Craig S. Mitchell
Name: Craig S. Mitchell
Title: Senior Vice President of Finance

LENDERS:

JPMORGAN CHASE BANK, N.A.,
Individually and as Administrative Agent

By: /s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Executive Director

THE BANK OF NEW YORK MELLON,

By: /s/ Thomas J. Tarasovich, Jr.
Name: Thomas J. Tarasovich, Jr.
Title: Vice President

SUNTRUST BANK

By: /s/ E. Matthew Schaff, IV
Name: E. Matthew Schaaf, IV
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,

By: /s/ Russ Lyons
Name: Russ Lyons
Title: Director

RBS CITIZENS, N.A., (successor by merger to Citizens Bank of Massachusetts)

By: /s/ Frank J. Grueter, III
Name: Frank J. Grueter, III
Title: Senior Vice President

LENDERS-continued:

COMERICA BANK,

By: /s/ Sarah R. West
Name: Sarah R. West
Title: Vice President

US BANK, N.A.,

By: /s/ Alan McLintock
Name: Alan McLintock
Title: Vice President

WEBSTER BANK, NATIONAL ASSOCIATION,

By: /s/ John Gilsenan
Name: John Gilsenan
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,

By: /s/ Jennifer A. O'Brien
Name: Jennifer A. O'Brien
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION,

By: /s/ Leo E. Pagarigan
Name: Leo E. Pagarigan
Title: General Manager

ANNEX A

Acquisition Obligations in effect on the Amendment No. 3 Effective Date

1. The minority owner of In New York, LLC (a Restricted Subsidiary of MCC that is not a Loan Party) has a put right to require a Loan Party to purchase the minority owner's interests for fair market value, under certain circumstances (including the termination of employment of the minority owner).

2. A Loan Party has entered into two option agreements with the same counterparty to purchase radio stations; one in Amarillo, Texas (KXGL(FM)) and the other in Topeka, Kansas (KTPK). Each agreement grants the potential seller a put option requiring the company to purchase the stations. All purchase options are subject to favorable changes in the FCC's cross-ownership rules.

The Amarillo station's purchase option may be exercised through July 1, 2012 for $3,250 and the Topeka station's purchase option may be exercised through September 23, 2011 for $6,000, increasing to $6,600 after December 31, 2008.

3. A Loan Party, as the licensor of Where magazines, entered into a purchase option agreement with one of the remaining franchisees and converted that franchise agreement to a license agreement. A Loan Party has a purchase option related to certain visitor publication assets that it may exercise at any time after December 31, 2015 for a purchase price calculated at seven times the seller's adjusted net income. The licensee has a perpetual option to require a Loan Party to purchase these assets utilizing the same valuation formula.

ANNEX B

Part D – Investments in existence on the Amendment No. 3 Effective Date

The Borrower holds a promissory note in the principal amount of $10 million from GateHouse Media, Inc.("GateHouse") in connection with the sale of certain newspapers from the Borrower to GateHouse. In addition, Borrower has the right to receive an additional payment from GateHouse in payment for working capital acquired at Closing. The amount of the working capital payment has not been finally agreed upon, but is expected to be at least $3.1 million.

ANNEX C

Other Designated Senior Debt

None.